                                                                      EXHIBIT 99


                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                    ----------------------------------------
                           FORM 10-QSB MARCH 31, 2001
                           --------------------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

     1. Statement of Cash Available for Distribution for the three months ended March 31, 2001:

         Net income                                                        $  371,000
         Add:  Depreciation and amortization charged to income not
               affecting cash available for distribution                       36,000
               Minimum lease payments received, net of interest
               income earned, on leases accounted for under the
               financing method                                                 6,000

         Less: Mortgage principal payments                                     (5,000)
               Cash to reserves                                              (276,000)
                                                                           ----------
               Cash Available for Distribution                             $  132,000
                                                                           ==========
               Distributions Allocated to General Partners                 $   11,000
                                                                           ==========
               Distributions Allocated to Limited Partners                 $  121,000
                                                                           ==========


     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2001:

              Entity Receiving                         Form of
                Compensation                         Compensation                              Amount
         -----------------------------     ----------------------------------------------  -------------
         Winthrop
         Management LLC                     Property Management Fees                         $   7,000

         WFC Realty Co., Inc.
         (Initial Limited Partner)          Interest in Cash Available for Distribution      $      61

         One Winthrop Properties, Inc.      Interest in Cash Available for Distribution      $   4,000
         (General Partner)

         Linnaeus-Hampshire Realty
         Limited Partnership
         (General Partner)                  Interest in Cash Available for Distribution      $   7,000



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